Exhibit 3.1

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

ADIENT PUBLIC LIMITED COMPANY

(as adopted by Special Resolution on [•] 2016)

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ADIENT PUBLIC LIMITED COMPANY

1.                                      The name of the Company is Adient public limited company.

2.                                      The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.                                      The objects for which the Company is established are:

3.1.

3.1.1.                  To carry on all or any of the businesses of producers, designers, manufacturers, servicers, buyers, sellers, and distributing agents of and dealers in all kinds of industrial and commercial goods, products, merchandise, services, solutions and real and personal property of every class and description, including automotive seating and interiors; and to do all things usually dealt in by persons carrying on any of the abovementioned businesses or likely to be required in connection with any of the said businesses.

3.1.2.                  To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2.                            To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.3.                            To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.4.                            To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

3.5.                            To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.6.                            To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

3.7.                            To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

3.8.                            To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

3.9.                            To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.

3.10.                     To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.

3.11.                     To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.

3.12.                     To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.

3.13.                     To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company’s capital or other securities or ownership interests of any kind issued by the Company.

3.14.                     To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company’s holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company’s holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.15.                     To lend the funds of the Company with or without security and at interest or free of interest.

3.16.                     To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

3.17.                     To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section

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of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

3.18.                     To reduce the share capital of the Company in any manner permitted by law.

3.19.                     To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

3.20.                     To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

3.21.                     To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

3.22.                     To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

3.23.                     To distribute either upon a distribution of assets or division of profits among the Shareholders of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

3.24.                     To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

3.25.                     To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.

3.26.                     To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

3.27.                     To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.

3.28.                     To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.

3.29.                     To adopt such means of making known the Company and its products and services as may seem expedient.

3.30.                     To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

3.31.                     To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

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3.32.                     To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.

3.33.                     To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.34.                     To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.35.                     To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s undertakings, properties, assets or rights.

And it is hereby declared that (i) the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.                                      The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder’s Shares.

5.                                      The authorised share capital of the Company is  25,000 Euro Deferred Shares of €1.00 each, 500,000,000 Ordinary Shares of US$0.001 each and 100,000,000 Preferred Shares of $0.001 each.

6.                                      Notwithstanding any other provision of these Memorandum and Articles of Association, amendments to this paragraph of the Memorandum of Association, and amendments to Articles 68.1, 77, 84-87, 88, 99, 117, 161, 200 and 203 may only be made with the prior approval of the holders of at least 80% in nominal value of the issued shares of the Company which carry an entitlement to vote at a general meeting of the Company.

7.                                      The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Memorandum and Articles of Association for the time being.

8.                                      Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ADIENT PUBLIC LIMITED COMPANY

PRELIMINARY	1
REGISTERED OFFICE	4
SHARE CAPITAL; ISSUE OF SHARES	4
ORDINARY SHARES	5
EURO DEFERRED SHARES	6
PREFERRED SHARES	6
ISSUE OF WARRANTS	7
CERTIFICATES FOR SHARES	7
REGISTER	7
TRANSFER OF SHARES	7
REDEMPTION AND REPURCHASE OF SHARES	9
VARIATION OF RIGHTS OF SHARES	9
LIEN ON SHARES	10
CALLS ON SHARES	11
FORFEITURE	11
NON-RECOGNITION OF TRUSTS	12
TRANSMISSION OF SHARES	12
AMENDMENT OF MEMORANDUM OF ASSOCIATION; CHANGE OF LOCATION OF REGISTERED OFFICE; AND ALTERATION OF CAPITAL	13
CLOSING REGISTER OR FIXING RECORD DATE	14
GENERAL MEETINGS	14
NOTICE OF GENERAL MEETINGS	15
ADVANCE NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS	15
INCLUSION OF SHAREHOLDER DIRECTOR NOMINATIONS IN THE COMPANY’S PROXY MATERIALS	19
PROCEEDINGS AT GENERAL MEETINGS	24
VOTES OF SHAREHOLDERS	26
PROXIES AND CORPORATE REPRESENTATIVES	26
DIRECTORS	27
DIRECTORS’ AND OFFICERS’ INTERESTS	28
POWERS AND DUTIES OF DIRECTORS	29
MINUTES	30
DELEGATION OF THE BOARD’S POWERS	30
CHAIRPERSON AND EXECUTIVE OFFICERS	31
PROCEEDINGS OF DIRECTORS	31
RESIGNATION AND DISQUALIFICATION OF DIRECTORS	32
APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS	33
SECRETARY	33
SEAL	33
DIVIDENDS, DISTRIBUTIONS AND RESERVES	33
CAPITALISATION	34
ACCOUNTS	35
AUDIT	35
NOTICES	36
UNTRACED HOLDERS	37
DESTRUCTION OF DOCUMENTS	38
WINDING UP	38

i

INDEMNITY	39
FINANCIAL YEAR	40
SHAREHOLDER RIGHTS PLAN	40
INTERESTED SHAREHOLDER TRANSACTIONS	42
DISPUTE RESOLUTION	44

ii

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

ADIENT PUBLIC LIMITED COMPANY

(as adopted by Special Resolution on [•] 2016)

PRELIMINARY

1.                                      Sections 43(2), 77 to 81, 83(3), 95(1), 96(2) to (11), 124, 125, 126(2) to (8), 144(3), 144(4), 148(2), 158 to 160, 161 (1), 161 (4)-(9), 162 to 165, 178(2), 180(5), 181(1), 181(6), 182(2), 182(5), 183(3), 183(6), 186(c)(i), 186(f), 187, 188, 218(3) to (5), 229, 230, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Companies Act shall not apply to the Company. The provisions of the Companies Act which are stated therein to apply to a public limited company, save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles, and will, so far as not inconsistent with these Articles, bind the Company and its Shareholders.

2.

2.1.                            In these Articles (unless the context requires otherwise) the following words have the following meanings:

“1990 Regulations” The Companies Act 1990 (Uncertificated Securities) Regulations 1996 (S.I. No. 68 of 1996) as may be amended from time to time;

“acting in concert” has the meaning given to it in the Irish Takeover Panel Act, 1997, Takeover Rules;

“Address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Adoption Date” means [•];

“affiliate” has the meaning given to it in Rule 12b-2 of the Exchange Act;

“Articles” or “Articles of Association” means these Articles of association of the Company, as amended from time to time;

“Assistant Secretary” means any person appointed by the Board or the Secretary from time to time to assist the Secretary;

“associate” has the meaning given to it in Rule 12b-2 of the Exchange Act;

“Auditors” means the persons for the time being performing the duties of the statutory auditors of the Company;

“beneficial ownership” shall have the meaning given to it in Rule 13d-3 of the Exchange Act;

“Board” means the board of Directors for the time being of the Company;

“Chairperson” means the chairperson of the Board from time to time and/or chairperson of a general meeting of the Company as the context may require;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect;

“Companies Act” means the Companies Act 2014 and every statutory modification, replacement and re-enactment thereof for the time being in force;

“Company” means Adient plc;

“control”, “controlling”, “controlled by” and “under common control with” means the possession of or entitlement to acquire, directly or indirectly, the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Shares, by contract, or otherwise, and in particular, but without prejudice to the generality of the preceding words, if such person, either alone or with anyone with whom he or she is acting in concert, possesses or is entitled to acquire:

(1)                                 interests in shares carrying 20% or more of the voting rights attributable to the capital of an entity which are exercisable at a general meeting;

(2)                                 such percentage of the issued share capital of an entity as would, if the whole of the income or assets of the entity were in fact distributed among its shareholders (without regard to any rights which such person or any other person has as a loan creditor) entitle such person to receive 20% or more of the income or assets so distributed; or

(3)                                 such rights as would, in the event of the winding-up of an entity or in any other circumstances, entitle such person to receive 20% or more of the assets of the entity which would then be available for distribution among the shareholders of the entity.

A person who is the owner of 20% or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing the Articles, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

“Court” means the Irish High Court;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, Shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such Shares, rights or interests (and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“Depositary Interest” means any certificate, instrument, security or other document of title issued, or account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, to or to receive Shares, or rights or interests in respect thereof;

“Directors” means the then-current directors of the Company;

“dividend” includes dividends, final dividends, interim dividends and bonus dividends;

“electronic communication” shall have the meaning given to those words in the Electronic Commerce Act 2000;

“electronic signature” shall have the meaning given to those words in the Electronic Commerce Act 2000;

“Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which a person is or was serving at the request of the Company;

“Euro Deferred Shares” means the euro deferred shares of €1.00 in the capital of the Company having the rights ascribed to them in these Articles;

“Exchange” means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America as amended from time to time, together with the rules and regulations promulgated thereunder;

“holder” means in relation to a Share, the Shareholder whose name is entered in the Register as the holder of that Share;

“Memorandum” means the memorandum of association of the Company as amended from time to time;

“month” means a calendar month;

“Official” means a director, officer, secretary, employee, trustee, agent, partner, managing member, fiduciary or other official of the Company or another Enterprise;

“Ordinary Resolution” means an ordinary resolution of the Company’s Shareholders within the meaning of section 191 of the Companies Act;

“Ordinary Shares” means the ordinary shares of of US$0.001 in the capital of the Company having the rights ascribed to them in these Articles;

“owner”, “own” and “owned” when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(a)                                 beneficially owns such shares, directly or indirectly;

(b)                                 has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(c)                                  has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

“paid-up” means paid-up in accordance with the Companies Act as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up;

“Preferred Shares” means the preferred shares of US$0.001 in the capital of the Company having such rights as may be ascribed to them in accordance with these Articles.

“public announcement” means disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

“Redeemable Shares” means redeemable shares in accordance with the Companies Act;

“Register” means the register of members of the Company maintained by or on behalf of the Company, in accordance with the Companies Act and includes (except where the context requires otherwise) any duplicate Register;

“registered office” means the registered office for the time being of the Company;

“Regulation S-K” means Regulation S-K of the General Rules and Regulations promulgated by the SEC pursuant to the Securities Act;

“Seal” means the seal of the Company, if any, and includes every duplicate seal;

“SEC” means the United States Securities and Exchange Commission or any successor agency;

“Secretary” means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board or the Secretary to perform the duties of secretary of the Company, in each case, when acting in the capacity of the secretary of the Company;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder;

“Share” and “Shares” means a share or shares in the capital of the Company;

“Shareholder” means a person who has agreed to become a member of the Company and whose name is entered in the Register as a registered holder of Shares;

“Special Resolution” means a special resolution of the Company’s Shareholders within the meaning of section 191 of the Companies Act; and

“Voting Shares” means Shares of any class or series entitled to vote generally at general meetings of the Company and every reference to a percentage of Voting Shares shall refer to such percentage of the votes of such Voting Shares.

2.2.                            In these Articles:

2.2.1.                  words importing the singular number include the plural number and vice-versa;

2.2.2.                  words importing the feminine gender include the masculine gender and the neuter and vice-versa;

2.2.3.                  words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere and references to a company, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere;

2.2.4.                  expressions referring to “written” and “in writing” shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company;

2.2.5.                  expressions referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature;

2.2.6.                  references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.2.7.                  any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.2.8.                  reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Companies Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Companies Act;

2.2.9.                  headings are inserted for reference only and shall be ignored in construing these Articles;

2.2.10.           references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

REGISTERED OFFICE

3.                                      The registered office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL; ISSUE OF SHARES

4.                                      The authorised share capital of the Company is  25,000 Euro Deferred Shares of €1.00 each, 500,000,000 Ordinary Shares of US$0.001 each and 100,000,000 Preferred Shares of $0.001 each.

5.                                      Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Act) allot, issue, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Shareholders, but so that no Share shall be issued at a discount save in accordance with sections 71(4) and 1026 of the Companies Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each such Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon. To the extent permitted by the Companies Act, Shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

6.                                      The Board is authorised, from time to time, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or awards to purchase or subscribe for any number of Shares of any class or classes or of any series of any class and other securities or ownership interests of the Company as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or awards to be issued.

7.

7.1.                            The Directors are, for the purposes of section 1021 of the Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company’s authorised share capital and to allot and issue any Shares acquired by or on behalf of the Company pursuant to the provisions of the Companies Act and held as treasury shares and, unless renewed, or a longer period of time is allowed under applicable law, this authority shall expire five years from the Adoption Date.

7.2.                            The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Companies Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 7.1 as if section 1022 of the Companies Act did not apply to any such allotment.

7.3.                            The Company may before the expiry of the authorities conferred by Articles 7.1 and/or 7.2 make an offer or agreement which would or might require relevant securities (as defined in section 1021 of the Companies Act) and/or equity securities (as defined in section 1023 of the Companies Act), as the case may be, to be allotted after such expiry and the Board may allot relevant securities and/or equity securities in pursuance of such an offer or agreement as if the authorities conferred by Articles 7.1 and/or 7.2 had not expired.

7.4.                            The Company may issue permissible letters of allotment (as defined by section 1019 of the Companies Act) to the extent permitted by the Companies Act.

8.                                      Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares or any rights conferred on the Directors pursuant to Article 18, any Share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

9.                                      The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the Shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Shares in the Company on such terms and subject to the provisions of the Companies Act and to such conditions as the Board may determine, including by paying cash or allotting and issuing fully or partly paid Shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

10.                               The rights and restrictions attaching to the Ordinary Shares shall be as follows:

10.1.                     subject to the right of the Company to set record dates for the purposes of determining the identity of Shareholders entitled to notice of and/or to vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

10.2.                     the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and

10.3.                     the right, in the event of the Company’s winding up, to participate pro rata with all other holders of Ordinary Shares in the total assets of the Company.

11.                               The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 18.

12.

12.1.                     If an Ordinary Share is not listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, it shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a Shareholder) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

12.2.                     If an Ordinary Share is listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, the provisions of Article 12.1 shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as an acquisition of Shares pursuant to Article 34.3, in which case the arrangement shall be so executed.

13.                               All Ordinary Shares shall rank pari passu with each other in all respects.

EURO DEFERRED SHARES

14.                               The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at, any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

15.                               The Special Resolution adopting these Articles passed on the Adoption Date shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

15.1.                     to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section 102 of the Companies Act and without obtaining the sanction of the holders thereof;

15.2.                     to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

15.3.                     to cancel any acquired Euro Deferred Shares; and

15.4.                     pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Euro Deferred Shares.

16.                               In accordance with section 1040(3) of the Companies Act, the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Board may take such steps as are required to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Companies Act, including passing resolutions in accordance with section 1040(5) of the Companies Act.

17.                               Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with these Articles shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further Shares ranking in priority thereto or pari passu therewith.

PREFERRED SHARES

18.                               The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including (but not limited to) the authority to provide that any such class or series may be:

18.1.                     redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices as the Directors may determine;

18.2.                     entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times as the Directors may determine, and which may be payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares or any other series as the Directors may determine;

18.3.                     entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company as the Directors may determine; or

18.4.                     convertible into, or exchangeable for, Shares of any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors may determine.

The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

19.                               The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with Article 18.

ISSUE OF WARRANTS

20.                               The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

21.                               Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by the Companies Act, any Exchange, depository or any operator of any clearance or settlement system or by law, no person whose name is entered as a Shareholder in the Register shall be entitled to receive a share certificate for any Shares of any class held by him or her (nor on transferring a part of holding, to a certificate for the balance).

22.                               Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal and authorised signature(s) affixed by some method or system of mechanical or electronic process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

23.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER

24.                               The Company shall maintain or cause to be maintained a Register of its Shareholders in accordance with the Companies Act.

25.                               If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Shareholders at such location or locations within or outside Ireland as the Board thinks fit. The original Register shall be treated as the Register for the purposes of these Articles and the Companies Act.

26.                               The Company, or any agent(s) appointed by it to maintain any duplicate Register in accordance with these Articles, shall, as soon as practicable and on a regular basis record, or procure the recording of, in the original Register all transfers of Shares effected on any duplicate Register and shall at all times maintain the original Register in such manner as to show at all times the Shareholders for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Act.

27.                               The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

28.                               Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, all transfers of Shares shall be effected by an instrument in writing (an “instrument of transfer”) in such form as the Board or the Secretary may approve. All such instruments of transfer must be left at the registered office or at such other place as the Board or the Secretary may specify and all such instruments of transfer shall be retained by the Company.

29.

29.1.                     The instrument of transfer of any Share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Secretary (or such other person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Secretary (or relevant nominee), acting on behalf of the Company, shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Shareholders in the share capital of the Company. An instrument of transfer need not be executed by the transferee except to the extent required by the Companies Act. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, details of the total consideration payable and the date of the agreement to transfer the Shares, shall, once executed in accordance with this Article, be deemed to be a proper instrument of transfer for the purposes of section 94 of the Companies Act.

29.2.                     The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Board so determine.

29.3.                     The Company, insofar as the Companies Act or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled, but not required, to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares or (iii) claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

29.4.                     Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Companies Act or the 1990 Regulations, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Companies Act or any regulations made thereunder, and the 1990 Regulations. The Board shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

30.                               The Board may, without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, without assigning any reason, refuse to register a transfer of any Share unless:

30.1.                     the instrument of transfer is fully and properly completed and is lodged with the Company at the Registered Office or at such other place as the Board or the Secretary may specify accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

30.2.                     the instrument of transfer is in respect of only one class of Shares;

30.3.                     a registration statement under the Securities Act is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

30.4.                     the instrument of transfer is properly stamped (in circumstances where stamping is required);

30.5.                     in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

30.6.                     it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

30.7.                     it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

31.                               If the Board shall refuse to register a transfer of any Share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

32.                               The Company shall not be obligated to make any transfer to an individual under 18 years of age or to a person in respect of whom an order has been made by a competent court or official on the grounds that he or she is or may be suffering from mental disorder or is otherwise incapable of managing his or her affairs or under other legal disability.

33.                               Upon every transfer of Shares, the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 21 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him or her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him or her without charge.

REDEMPTION AND REPURCHASE OF SHARES

34.                               Subject to the provisions of Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Companies Act and the other provisions of this Article 34, and without prejudice to Article 18, the Company may:

34.1.                     pursuant to section 66(4) of the Companies Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as may be determined by the Board;

34.2.                     redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares (as defined by section 106(1) of the Companies Act) and re-issue such treasury shares as Shares of any class or classes or cancel them;

34.3.                     subject to or in accordance with the provisions of the Companies Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section 105 and Chapter 5 of Part 17 of the Companies Act, acquire any of its own Shares (including any Redeemable Shares and without any obligation to acquire on any pro rata basis as between Shareholders or Shareholders of the same class) and may cancel any Shares so acquired or hold them as treasury shares (as defined by section 106(1) of the Companies Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or

34.4.                     convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 1071(b) of the Companies Act. No resolution of Shareholders, whether special or otherwise, shall be required to be passed to convert any of the Company’s Shares into Redeemable Shares.

35.                               The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act.

36.                               The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

37.                               Without prejudice to the authority conferred on the Directors pursuant to Article 18 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.

38.                               The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued Shares of the class or series.

39.                               The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them. For the avoidance of doubt:

39.1.                     the issue, redemption or purchase of any of the 25,000 Euro Deferred Shares of €1.00 each or the 100,000,000 Preferred Shares of US$0.001 each shall not constitute a variation of the rights of the holders of Ordinary Shares; and

39.2.                     the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.

LIEN ON SHARES

40.                               The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Board, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article 40. The Company’s lien on a Share shall extend to all monies payable in respect of it.

41.                               The Company may sell, in such manner as the Board determines, any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice demanding payment, stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

42.                               To give effect to a sale, the Board may authorise some person to execute an instrument of transfer of the Share(s) sold to, or in accordance with, the directions of the transferee. The transferee shall be entered in the Register as the holder of the Share(s) comprised in any such transfer, and he or she shall not be bound to see to the application of the purchase monies nor shall his or her title to the Share be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

43.                               The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

44.                               Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Shareholders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on, or in respect of, any Shares registered as mentioned above or for or on account or in respect of any Shareholder and whether in consequence of:

(a)                                 the death of such Shareholder;

(b)                                 the non-payment of any income tax or other tax by such Shareholder;

(c)                                  the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Shareholder or by or out of his or her estate; or

(d)                                 any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares renders the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

44.1.                     the Company shall be fully indemnified by such Shareholder or his or her executor or administrator from all liability;

44.2.                     the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Shareholder for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

44.3.       the Company may recover as a debt due from such Shareholder or his or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

44.4.       the Company may, if any such money is paid or payable by it under any such law as referred to above, refuse to register a transfer of any Shares by any such Shareholder or his or her executor or administrator until such money and interest is set off or deducted as referred to above or, in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

45.          Subject to the rights conferred upon the holders of any class of Shares, nothing in Article 44 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Shareholder as referred to above (and, his or her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

46.          Subject to the terms of allotment, the Board may make calls upon the Shareholders in respect of any monies unpaid on their Shares and each Shareholder (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his or her Shares. A call may be required or permitted to be paid in instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part.

47.          A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

48.          A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.

49.          The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

50.          If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Act), but the Board may waive payment of the interest wholly or in part.

51.          An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and, if it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

52.          Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

53.          The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by him or her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Shareholder paying such sum in advance.

FORFEITURE

54.          If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

55.          The notice shall state a further day (not earlier than the expiration of 14 clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

56.          If the requirements of any such notice as aforesaid are not complied with, then at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Board may accept a surrender of any Share liable to be forfeited hereunder.

57.          On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Shareholder sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

58.          A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where, for the purposes of its disposal, such a Share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he or she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

59.          A person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him or her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

60.          A statement in writing that the maker of the statement is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

61.          The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

62.          The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

63.          The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Shareholders or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

64.          If a Shareholder dies, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares; but nothing herein contained shall release the estate of any deceased holder from any liability in respect of any Share which had been jointly held by him or her solely or jointly with other persons.

65.          A person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or insolvency of a Shareholder, or otherwise becoming entitled to a Share by operation of any law, directive or regulation (whether of Ireland, the European Union, or any other jurisdiction) may elect, upon such evidence of title being produced as the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) may reasonably require at any time and from time to time, and subject as further provided in this Article, either to become the holder of the Share or to have some person nominated by him or her registered as the transferee. If he or she elects to become the holder of the Share, he or she shall give notice to the Company to that effect and, where the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) are satisfied with the evidence of title produced to them, they may register such persons as the holder of the Share, subject to the other provisions of these Articles and of the Companies Act. If he or she elects to have another person registered, he or she shall execute an instrument of transfer of the Share to that person.  All of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Shareholder and the event giving rise to the entitlement of the relevant person to the Shares had not occurred.

66.          A person becoming entitled to a Share by transmission shall have the rights to which he or she would be entitled if he or she were the holder of the Share (including the right to receive and give a valid discharge for any dividends, distributions or other moneys payable on or in respect of the Share), except that, before being registered as the holder of the Share, he or she shall not be entitled in respect of it to receive notices of, or to attend or vote at, any meeting of the Company or at any separate meeting of holders of any class of Shares in the Company, so, however, that the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), at any time, may give notice requiring any such person to elect either to be registered himself or herself or to transfer the Share and, if the notice is not complied with within 90 days, the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION; CHANGE
OF LOCATION OF REGISTERED OFFICE; AND ALTERATION OF CAPITAL

67.          The Company may by Ordinary Resolution (or as otherwise provided in these Articles, determined by the Board or permitted under applicable law):

67.1.       divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

67.2.       increase the authorised share capital by such sum to be divided into Shares of any nominal value;

67.3.       consolidate and divide all or any of its share capital into Shares of larger nominal value than its existing Shares;

67.4.       subdivide its existing Shares, or any of them, into Shares of smaller nominal value, so however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the Board may determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares);

67.5.       cancel any Shares that have not been taken or agreed to be taken by any person, and diminish the amount of the Company’s share capital by the amount of the Shares so cancelled;

67.6.       increase the nominal value of any of the Shares by the addition to them of any undenominated capital;

67.7.       reduce the nominal value of any of the Shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

67.8.       convert any undenominated capital into Shares for allotment as bonus shares to holders of existing Shares; and/or

67.9.       subject to applicable law, change the currency denomination of its share capital.

68.          Subject to the provisions of the Companies Act and to paragraph 6 of the Memorandum, the Company may:

68.1.       by Special Resolution (or as otherwise required or permitted by applicable law and/or paragraph 6 of the Memorandum) change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

68.2.       by Special Resolution (or as otherwise required or permitted by these Articles and applicable law) reduce its issued share capital and any capital redemption reserve fund, share premium account or undenominated  capital account.  In relation to such reductions, the Company may by Special Resolution (or as otherwise required or permitted by these Articles and applicable law) determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

68.3.       by resolution of the Directors, change the location of its registered office.

69.          Whenever as a result of an alteration or reorganisation of the share capital of the Company, or otherwise, any Shareholders would become entitled to fractions of a Share, the Board may, on behalf of those Shareholders, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Shareholders, and the Board may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OR FIXING RECORD DATE

70.          For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Companies Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole 30 days in each year. If the Register shall be so closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such Register shall be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

71.          In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders, which record date shall not be more than 60 days before the date of such meeting, and (b) for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other proper purpose, which record date shall not be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of Shareholders is relevant.

72.          If the Register is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of Shareholders. Where a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

73.          The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Act.

74.          The Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of Shares as is prescribed by, and made in accordance with, the Companies Act, convene a general meeting in the manner required by the Companies Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. Where any provision of the Companies Act confers rights on the shareholders of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company’s Articles of association or constitution provides otherwise, such rights shall not apply to the Shareholders of the Company.

75.          The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notice calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Each general meeting shall be held at such time and place as designated by the Board and as specified in the notice of meeting.  Subject to section 176 of the Companies Act, the Board may convene a general meeting wherever it thinks fit.

76.          The Board may authorise the Secretary to postpone or cancel any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned by the Shareholders in accordance with the Companies Act or the postponement or cancellation of which would be contrary to the Companies Act, law or a Court order pursuant to the Companies Act) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement or cancellation is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for any postponed meeting shall be given to each Shareholder in accordance with the provisions of these Articles.

NOTICE OF GENERAL MEETINGS

77.          Subject to Article 78, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called on at least 21 clear days’ notice and no more than 60 clear days’ notice, and all other extraordinary general meetings shall be called on at least 14 clear days’ notice and no more than 60 clear days’ notice. Such notice shall state the date, time, place of the meeting and the general nature of the business to be considered. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on any Exchange.

78.          Subject to the Companies Act and notwithstanding that it is convened by shorter notice than that specified in Article 77, a general meeting shall be deemed to have been duly convened if it is so agreed by all of the Shareholders entitled to attend and vote at the meeting.

79.          A general meeting of the Company shall, whether or not the notice specified in Article 77 or Article 78 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Shareholders entitled to attend and vote thereat or by their proxies.

80.          The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Shareholders.

81.          There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him or her and that a proxy need not be a Shareholder of the Company.

82.          The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

83.          In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate (i) the notice; or (ii) any resolution passed or any proceeding at any such meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

ADVANCE NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

84.

84.1.       Without qualification or limitation, subject to Section 86.3 of these Articles, for any nominations or any other business to be properly brought before an annual general meeting by a Shareholder, the Shareholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Article 87 of these Articles), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for Shareholder action.

84.2.       To be timely, a Shareholder’s notice shall be delivered to the Secretary at the Registered Office (i) with respect to the first annual general meeting, not later than the 10th day following the day on which public announcement of the date of such annual general meeting is first made by the Company and (ii) with respect to all other annual general meetings not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of the 90th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of such annual general meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a Shareholder’s notice as described above.

84.3.       Notwithstanding anything in Article 84.2 to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Shareholder’s notice required by these Articles 84 – 87 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Registered Office not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

84.4.       In addition, to be considered timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Registered Office not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the obligation to update and supplement as set forth in this Article or any other Article of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the Shareholders.

85.

85.1.       Without qualification or limitation, subject to Article 86.3 of these Articles, for any business to be properly requested to be brought before a meeting of the Company other than an annual general meeting, the Shareholder must have given timely notice thereof and timely updates and supplements thereof in each case in proper form, in writing to the Secretary and such business must otherwise be a proper matter for Shareholder action.

85.2.       Subject to Article 86.3 of these Articles, in the event the Company calls a meeting of Shareholders (other than an annual general meeting) for the purpose of electing one or more directors to the Board, any Shareholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, provided that the Shareholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Article 87 of these Articles), and timely updates and supplements thereof, in each case in proper form, in writing, to the Secretary.

85.3.       To be timely, a Shareholder’s notice shall be delivered to the Secretary at the Registered Office not earlier than the close of business on the 120th day prior to the date of such meeting and not later than the close of business on the later of the 90th day prior to the date of such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the date of the extraordinary general meeting and, if applicable, of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of an extraordinary general meeting of Shareholders, or the public announcement thereof, commence a new time period for the giving of a Shareholder’s notice as described above.

85.4.       In addition, to be considered timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Registered Office not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.

86.

86.1.       A Shareholder’s notice pursuant to Article 84 or 85 must include the following, as applicable.

(a)           As to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a Shareholder’s notice must set forth: (i) the name and address of such Shareholder, as they appear on the Company’s Register, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of Shares of the Company which are, directly or indirectly, owned beneficially and of record by such Shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares of the Company or with a value derived in whole or in part from the value of any class or series of Shares of the Company, or any synthetic arrangement having the characteristics of a long position in any class or series of Shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of Shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of Shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of Shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the Shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of Shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the Shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the Shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the Shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the Shares of the Company owned beneficially by such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying Shares of the Company, (F) any proportionate interest in Shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such Shareholder, such beneficial owner of any of their respective affiliates or associates or others acting in concert therewith is entitled to on any increase or decrease in the value of Shares of the Company or Derivative Instruments, if any, including, without limitation, any such interests held by Shareholders of the immediate family sharing the same household of such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, and (iv) any other information relating to such Shareholder, such beneficial owner of any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(b)           If the notice relates to any business other than a nomination of a director or directors that the Shareholder proposes to bring before the meeting, a Shareholder’s notice must, in addition to the matters set forth in Article 86.1(a) above, also set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Articles of the Company, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such Shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder;

(c)           As to each individual, if any, whom the Shareholder proposes to nominate for election or re-election to the Board, a Shareholder’s notice must, in addition to the matters set forth in Article 86.1(a) above, also set forth:  (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for the purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)           with respect to each individual, if any, whom the Shareholder proposes to nominate for election or re-election to the Board, a Shareholder’s notice must, in addition to the matters set forth in Articles 86.1(a) — 86.1(c) above, also include a completed and signed questionnaire, representation and agreement required by Article 87 of these Articles.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Articles shall be eligible for election as directors.

86.2.       Notwithstanding the provisions of these Articles, a Shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in Articles 84 — 87; provided, however, that any references in these Articles to the Exchange Act are not intended to and shall not limit the separate and additional requirements set forth in these Articles with respect to nominations or proposals as to any other business to be considered.

86.3.       Nothing in these Articles shall be deemed to affect any rights (x) of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) of the holders of any preference shares if and to the extent provided for under law or these Articles. Subject to Rule 14a-8 under the Exchange Act and Article 88, nothing in these Articles shall be construed to permit any Shareholder, or give any Shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.

87.          To be eligible to be a nominee of any Shareholder for election or re-election as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Articles 84-87) to the Secretary at the Registered Office a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company, (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time, and (D) consents to being named as a nominee in the Company’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Company and agrees to serve if elected as a Director.

INCLUSION OF SHAREHOLDER DIRECTOR NOMINATIONS IN
THE COMPANY’S PROXY MATERIALS

88.

88.1.       Subject to the terms and conditions set forth in these Articles, the Company shall include in its proxy materials for an annual general meeting the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board by a Shareholder or group of Shareholders that satisfy the requirements of this Article 88 including qualifying as an Eligible Shareholder (as defined in Article 88.4 below) and that expressly elects at the time of providing the written notice required by this Article 88 (a “Proxy Access Notice”) to have its nominee included in the Company’s proxy materials pursuant to this Article 88.  For the purposes of this Article 88:

(a)           “Constituent Holder” shall mean any Shareholder, collective investment fund included within a Qualifying Fund (as defined in Article 88.4 below) or beneficial owner whose share ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in Article 88.4 below) or qualifying as an Eligible Shareholder (as defined in Article 88.4 below);

(b)           “associate” shall have the meaning ascribed thereto in Rule 405 under the Securities Act, provided, however, that the term “partner” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(c)           a Shareholder (including any Constituent Holder) shall be deemed to “own” only those Voting Shares in relation to which the Shareholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the Shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such Shares.  The number of Shares calculated in accordance with (a) and (b) of the preceding sentence shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the Shareholder (or of any Constituent Holder), shall be reduced by) any Shares (x) sold by such Shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such Shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such Shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Shares, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such Shareholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such Shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such Shares by such Shareholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Shares represent at the time of entry into such arrangement less than 10% of the proportionate value of such index;

(d)           a beneficial owner (including any Constituent Holder) shall “own” Shares held in the name of a nominee or other intermediary so long as the beneficial owner itself (or such Constituent Holder itself) retains the right to instruct how the Shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the Shares.  A Shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has loaned such Shares or delegated any voting power over such Shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the Shareholder.  The terms “owned,” “owning” and other variations of the word “own” in this Article 88 shall have correlative meanings.

(e)           the “Required Information” that the Company will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Company determines is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement (as defined in Article 88.6 below).  The Company shall also include the name of the Shareholder Nominee in its proxy card.  For the avoidance of doubt, and any other provision of these Articles notwithstanding, the Company may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Company with respect to the foregoing.

88.2.       To be timely, a Shareholder’s Proxy Access Notice must be delivered to the registered office of the Company within the time periods applicable to Shareholder notices of nominations pursuant to Articles 84-87.  In no event shall any adjournment or postponement of an annual general meeting, the date of which has been announced by the Company, commence a new time period for the giving of a Proxy Access Notice.

88.3.       The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Article 88 but either are subsequently withdrawn or that the Board decides to nominate as Board nominees) appearing in the Company’s proxy materials with respect to an annual general meeting shall not exceed the greater of (x) two and (y) the largest whole number that does not exceed 20% of the number of Directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Article 88 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced  by:

(a)           the number of such director candidates for which the Company shall have received one or more valid Shareholder notices nominating director candidates pursuant to Articles 84-87;

(b)           the number of Directors in office or director candidates that in either case will be included in the Company’s proxy materials with respect to such annual general meeting as an unopposed (by the Company) nominee pursuant to any agreement, arrangement or other understanding with any Shareholder or group of Shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Shares, by such Shareholder or group of Shareholders, from the Company), other than any such Director referred to in this Article 88.3 who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms, but only to the extent the Permitted Number after such reduction with respect to this Article 88.3 equals or exceeds one; and

(c)           the number of Directors in office that will be included in the Company’s proxy materials with respect to such annual general meeting for whom access to the Company’s proxy materials was previously provided pursuant to this Article 88, other than any such Director referred to in this Article 88.3 who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms; provided, further, that in the event the Board resolves to reduce the size of the Board effective on or prior to the date of the annual general meeting, the Permitted Number shall be calculated based on the number of Directors in office as so reduced.  In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article 88 exceeds the Permitted Number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of Voting Shares each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the Company.  If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

88.4.       An “Eligible Shareholder” is one or more Shareholders who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Company pursuant to this Article 88, and as of the record date for determining Shareholders eligible to vote at the annual general meeting, at least 3% of the aggregate voting power of the Voting Shares (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Company and the date of the applicable annual general meeting, provided that the aggregate number of Shareholders, and, if and to the extent that a Shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20.  Two or more collective investment funds that are (I) part of the same family of funds or sponsored by the same employer or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one Shareholder for the purpose of determining the aggregate number of Shareholders in this Article 88.4, provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Article 88.  No Shares may be attributed to more than one group constituting an Eligible Shareholder under this Article 88 (and, for the avoidance of doubt, no Shareholder may be a Shareholder of more than one group constituting an Eligible Shareholder).  A Shareholder acting on behalf of one or more beneficial owners will not be counted separately as a Shareholder with respect to the Shares owned by beneficial owners on whose behalf such Shareholder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Article 88.4, for the purposes of determining the number of Shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings.  For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such Shares as of the date of the Proxy Access Notice has itself individually beneficially owned such Shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

88.5.       No later than the final date when a nomination pursuant to this Article 88 may be delivered to the Company, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Company:

(a)           with respect to each Constituent Holder, the name and address of, and number of Voting Shares owned by, such person;

(b)           one or more written statements from the Shareholder (and from any intermediaries through which the Shares are or have been held during the required three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Company, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(i)            within ten days after the record date for the annual general meeting, written statements from the Shareholder and intermediaries, as applicable, verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(ii)           immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual general meeting;

(c)           any information relating to such Eligible Shareholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Shareholder’s Shareholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Shareholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act;

(d)           a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Shareholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Shareholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for the purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant;

(e)           a representation that such person:

(i)            acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent;

(ii)           has not nominated and will not nominate for election to the Board at the annual general meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Article 88;

(iii)          has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual general meeting other than its Shareholder Nominee(s) or a nominee of the Board;

(iv)          will not distribute to any Shareholder any form of proxy for the annual general meeting other than the form distributed by the Company; and

(v)           will provide facts, statements and other information in all communications with the Company and its Shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Article 88;

(f)            in the case of a nomination by a group of Shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(g)           an undertaking that such person agrees to:

(i)            assume all liability stemming from, and indemnify and hold harmless the Company and each of its Directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Shareholders of the Company or out of the information that the Eligible Shareholder (including such person) provided to the Company; and

(ii)           file with the SEC any solicitation by the Eligible Shareholder of Shareholders of the Company relating to the annual general meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Article 88 may be delivered to the Company, a Qualifying Fund whose stock ownership is counted for the purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Company documentation reasonably satisfactory to the Board that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.  In order to be considered timely, any information required by this Article 88 to be provided to the Company must be supplemented (by delivery to the Secretary of the Company) (1) no later than ten days following the record date for the applicable annual general meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual general meeting, to disclose the foregoing information as of the date that is no earlier than ten days prior to such annual general meeting.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these Articles) available to the Company relating to any defect.

88.6.       The Eligible Shareholder may provide to the Secretary of the Company, at the time the information required by this Article 88 is originally provided, a written statement for inclusion in the Company’s proxy statement for the annual general meeting, not to exceed 500 words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”).  Notwithstanding anything to the contrary contained in this Article 88, the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

88.7.       No later than the final date when a nomination pursuant to this Article 88 may be delivered to the Company, each Shareholder Nominee must:

(a)           provide an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Company reasonably promptly upon written request of a Shareholder), that such Shareholder Nominee:

(i)            consents to being named in the Company’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a Director if elected;

(ii)           agrees, if elected, to adhere to the Company’s Corporate Governance Guidelines and any other publicly available Company policies and guidelines applicable to Directors; and

(iii)          is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Director, or any Voting Commitments, in each case that has not been disclosed to the Company;

(b)           complete, sign and submit all questionnaires, representations and agreements required by these Articles or of Directors generally; and

(c)           provide such additional information as necessary to permit the Board to determine if such Shareholder Nominee:

(i)            is independent under the listing standards of each principal United States exchange upon which the Ordinary Shares of the Company are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of Directors;

(ii)           has any direct or indirect relationship with the Company other than those relationships that have been deemed categorically immaterial pursuant to the Company’s Related Party Transactions Policy;

(iii)          would, by serving on the Board, violate or cause the Company to be in violation of these Articles, the rules and listing standards of the principal United States exchange upon which the common stock of the Company is listed or any applicable law, rule or regulation; and

(iv)          is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule).

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Company or its Shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Articles) available to the Company relating to any such defect.

88.8.       Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual general meeting but either (1) withdraws from or becomes ineligible or unavailable for election at that annual general meeting (other than by reason of such Shareholder Nominee’s disability or other health reason), or (2) does not receive votes cast in favor of the Shareholder Nominee’s election of at least 10% of the Shares represented in person or by proxy at the annual general meeting, will be ineligible to be a Shareholder Nominee pursuant to this Article 88 for the next two annual general meetings.  Any Shareholder Nominee who is included in the Company’s proxy statement for a particular annual general meeting, but subsequently is determined not to satisfy the eligibility requirements of this Article 88 or any other provision of these Articles or other applicable regulation any time before the annual general meeting, will not be eligible for election at the relevant annual general meeting.

88.9.       The Company shall not be required to include, pursuant to this Article 88, a Shareholder Nominee in its proxy materials for any annual general meeting, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company:

(a)           who is not independent under the listing standards of the principal United States exchange upon which the common stock of the Company is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of Directors, in each case as determined by the Board;

(b)           whose service as a member of the Board would violate or cause the Company to be in violation of these Articles, the rules and listing standards of the principal United States exchange upon which the Ordinary Shares of the Company are traded, or any applicable law, rule or regulation;

(c)           if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Article 88 or any agreement, representation or undertaking required by this Article 88; or

(d)           if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual general meeting.

For the purposes of this Article 88.9, (a) and (b) above and, to the extent related to a breach or failure by the Shareholder Nominee, (c) will result in the exclusion from the proxy materials pursuant to this Article 88 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, that (d) above and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), (c) will result in the Voting Shares owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this Article 88 of all of the applicable Shareholder’s Shareholder Nominees from the applicable annual general meeting or, if the proxy statement has already been filed, the ineligibility of all of such Shareholder’s Shareholder Nominees to be nominated).

PROCEEDINGS AT GENERAL MEETINGS

89.          The business of annual general meetings shall include:

89.1.       the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

89.2.       the review by the Shareholders of the Company’s affairs;

89.3.       the appointment or re-appointment of Auditors;

89.4.       the authorisation of the Directors to approve the remuneration of the Auditors; and

89.5.       the election and re-election of Directors.

90.          No business shall be transacted at any general meeting unless a quorum is present. One or more Shareholders present in person or by proxy (whether or not such Shareholder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

91.          If within 15 minutes (or such longer time not exceeding one hour as the Chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting (i) if convened on the requisition of Shareholders, shall be dissolved; and (ii) in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the Chairperson (or, in default, the Board) may, subject to the provisions of the Companies Act, determine. If at such adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

92.          If the Board wishes to make this facility available to Shareholders for any general meetings of the Company, a Shareholder may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

93.          Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

94.          The Chairperson (if any) of the Board or, in his or her absence, the vice or deputy chairperson (if any) shall preside as chairperson at a general meeting. If there is no chairperson or vice or deputy chairperson, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairperson of the meeting. If only one Director is present and willing to act, such Director shall be chairperson of the meeting. In default, the

Shareholders present in person and entitled to vote shall choose one of their number to be chairperson of the meeting.

95.          The Chairperson of the meeting may, and shall if so directed by the meeting (upon the passage of an Ordinary Resolution), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have been transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. Without prejudice to any other power of adjournment which the chair of the meeting may have under these Articles, at common law or otherwise, the chair may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to: (a) secure the proper and orderly conduct of the meeting; (b) give all persons entitled to do so an opportunity of attending the meeting; (c) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or (d) ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

96.

96.1.       Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(a)           it is specified in the notice of meeting;

(b)           it is proposed by or at the direction of the Board;

(c)           it is proposed at the direction of a court of competent jurisdiction;

(d)           it is proposed pursuant to, and in accordance with, the procedures and requirements of Articles 84-88;

(e)           it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, section 178(3) of the Companies Act;

(f)            the Chairperson of the meeting decides that the resolution may properly be regarded as within the scope of the meeting; or

(g)           it has not been withdrawn by the Chairperson in accordance with Article 96.2.

96.2.       The Chairperson of the meeting may, at his sole discretion, withdraw any resolution to be put to a vote at a general meeting of the Company or of any class of Shareholders and such withdrawal shall not invalidate the proceedings of such meeting and shall be without prejudice to any other resolutions to be put to a vote at such general meeting of the Company or any class of Shareholders.

96.3.       No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

96.4.       If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

97.          The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the Chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions or give directions with respect to the conduct of the meeting, as the Chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Shareholders of record of the Company, their duly authorised proxies or such other persons as the Chairperson of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Shareholder questions or comments. The Chairperson’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his or her determination as to whether any point or matter is of such a nature.

98.          Except where a greater majority is required by the Companies Act or where the Memorandum or these Articles provide otherwise, any question proposed for a decision of the Shareholders at any general meeting of the Company or a decision of any class of Shareholders at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

99.          At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

100.        A poll demanded on the election of the Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

101.        No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll, a Shareholder entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

102.        If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the Shareholder or proxy.

VOTES OF SHAREHOLDERS

103.        Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Shareholder of record present in person or by proxy shall have one vote for each Share registered in his or her name in the Register. In the case of a tied vote, the Chairperson of the meeting shall be entitled to a further or casting vote in addition to any other vote he or she may have or be entitled to exercise.

104.        In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

105.        A Shareholder of unsound mind, a Shareholder who has made an enduring power of attorney, or in respect of whom an order has been made by any court, having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may vote by proxy.

106.        No Shareholder shall be entitled to vote at any general meeting unless he or she is registered as a Shareholder on the record date for such meeting.

107.        No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the general meeting whose decision shall be final and conclusive.

108.        Unless the Board decides otherwise, no Shareholder shall be entitled to be present or vote at any meeting either personally or by proxy until such Shareholder has paid all calls due and payable on every Share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

PROXIES AND CORPORATE REPRESENTATIVES

109.        Votes may be given either personally or by proxy. A Shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

110.

110.1.     Every Shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and any Exchange on which the Shares are listed.

110.2.     Without limiting the foregoing, the Board or the Secretary may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy made by electronic or internet communications (as permitted by the Board or the Secretary) will be deemed to be deposited at the place specified for such purpose once received by the Company. The Board or the Secretary may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Board may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Shareholder.

111.        Any body corporate which is a Shareholder of the Company may authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders of the Company and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual Shareholder of the Company. The Company may require evidence from the body corporate of the due authorisation of such person or persons to act as the representative of the relevant body corporate.

112.        An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

113.        Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Shareholder from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

114.        An appointment of proxy shall be valid, unless the contrary is stated therein, for any adjournment of the meeting as well as for the meeting to which it relates.

115.        A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.

116.        The Board may send, at the expense of the Company and subject to applicable law (including the rules and regulations of the United States Securities and Exchange Commission), by post, electronic mail or otherwise, to the Shareholders, forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

117.        The number of Directors on the Board shall be fixed from time to time solely by the Board, provided, however, that in no case shall the number fixed by the Board be less than 2 nor more than 12.

118.        A Director need not hold any Shares but shall be entitled to receive notice of, attend and speak at all general meetings of the Company and of any class of Shareholders of the Company.

119.        The remuneration to be paid to the Directors shall be such remuneration as the Directors in their sole discretion shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. The amount, rate or basis of the remuneration or expenses to be paid to the Directors shall not require approval or ratification by the Company in general meeting. A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the Company’s property pursuant  to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

120.        The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

121.        A fee payable to a Director pursuant to Articles 120 to 124 shall be distinct from any salary or remuneration payable to such Director under a service agreement or other amount payable to him or her pursuant to other provisions of these Articles and accrues from day to day.

122.        The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to such Director for his or her services as Director pursuant to these Articles.

123.        The Directors may procure the establishment and maintenance of or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary or holding company of the Company or of any predecessor in business of the Company or any such subsidiary or holding company and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its Shareholders, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; provided that any Director shall be entitled to retain any benefit received by him or her under this Article 123, subject only, where the Companies Act require, to disclosure to the Shareholders and the approval of the Company in general meeting.

124.        Shareholders of special or standing committees may be allowed like compensation for service on any such committees or for attending committee meetings, or both.

DIRECTORS’ AND OFFICERS’ INTERESTS

125.        A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Companies Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a Director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

126.

126.1.     A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

126.2.     Nothing in section 228(1)(e) of the Companies Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Companies Act.

127.        A Director may act by himself or herself or by his or her firm in a professional capacity for the Company (other than as its Auditors) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.

128.        A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or shareholder of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a Director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or shareholder of such other company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 125 and this has been approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

129.        No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

129.1.     he or she has declared the nature of his or her interest in such contract or transaction to the Board in accordance with Article 125; and

129.2.     the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

130.        A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 125, at or prior to its consideration and any vote thereon.

131.        For the purposes of Article 125:

131.1.     a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

131.2.     an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or hers; and

131.3.     a copy of every declaration made and notice given under Article 125 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Shareholder of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

132.        The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies Act. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

133.        The Board shall have the power to appoint and remove officers on such terms as the Board sees fit and to give such titles and delegate such responsibilities to those executives as it sees fit.

134.        The Company may exercise the powers conferred by Section 44 of the Companies Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

135.        Unless otherwise ordered by the Board, the Chief Executive Officer shall have the authority to exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as he or she thinks fit and in particular they may exercise their voting powers in favour of any resolution appointing the directors or any of them as director or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. The Board may from time to time confer like powers upon any other person or persons.

136.        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

137.        The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another company in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

138.        The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

139.        The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

MINUTES

140.        The Board shall cause minutes to be made in books kept for the purpose of all (i) appointments of officers and committees made by the Board (ii) resolutions and proceedings at meetings of (a) the Company or of the holders of any class of Shares and (b) the Board and of committees of the Board, including in each case the names of the Directors and others present at each meeting. Any such minutes, if signed by the Chairperson of the meeting at which the proceedings were held or by the Chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

DELEGATION OF THE BOARD’S POWERS

141.        The Board may, by resolution approved by the affirmative vote of a majority of the Board, delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him or her. The Board may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers (but only if exclusion is explicitly so provided in such delegation) and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each committee shall keep regular minutes and report to the Board when required. Unless otherwise determined by the Board, the quorum necessary for the transaction of any business at any committee meeting shall be a majority of the members of such committee. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

142.        The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

143.        The Board may, by power of attorney or otherwise, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

CHAIRPERSON AND EXECUTIVE OFFICERS

144.        The Board may elect any Director as Chairperson of the Board and determine the period for which he or she is to hold office.

145.        In addition to the Chairperson, the Directors and the Secretary, the Company may appoint such other officers, including executive officers, as the Board may from time to time determine.

146.        Any person elected or appointed pursuant to Articles 144 and 145 shall hold his or her office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him or her and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

147.        Except as provided in the Companies Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to Articles 144 and 145 shall be such as are determined from time to time by the Board.

148.        Any officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

149.        The use of the word “officer,” “director” (save where the relevant person is a Director for the purposes of these Articles) (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of “director” of the Company within the meaning of the Companies Act.

PROCEEDINGS OF DIRECTORS

150.        Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote. For the avoidance of doubt, in the case of a tied vote, the Chairperson shall have a second or casting vote.

151.        Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

152.        A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours’ notice (or, if notice is mailed, at least four calendar days’ notice) in writing to every Director, unless notice is waived by all the Directors either at, before or after the meeting is held and, provided further, if notice is given in person, by mail, telephone, facsimile or email, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation, as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting. The presence of a Director at a meeting of the Directors shall be deemed to be a waiver of any failure to give due notice of such meeting unless such Director states that he or she is not waiving any such failure promptly following the calling to order of such meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by such Director for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. In this Article “address,” in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

153.        The quorum necessary for the transaction of the business of the Board shall be a majority of the Directors in office. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

154.        The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there are no Director or Directors able or willing to act, any two Shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless such Director is re-elected during such meeting.

155.        If no Chairperson is elected, or if at any meeting the Chairperson is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the Chairperson of the meeting or proceed without a Chairperson of the meeting.

156.        All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

157.        Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairperson of the meeting then is.

158.        A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, and to vote on the relevant resolution or matter, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

159.        The office of a Director shall be vacated ipso facto:

159.1.     on the death of a Director;

159.2.     if he or she resigns his or her office, on the date on which notice of his or her resignation is delivered to the registered office or tendered at a meeting of the Board or on such later date as may be specified in such notice;

159.3.     if he or she ceases to be a Director by virtue of any provision of the Companies Act, is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director;

159.4.     he or she becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

159.5.     he or she is or has been suffering from mental or physical ill health and the Board resolves that his or her office be vacated;

159.6.     in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that such Director’s office be vacated; or

159.7.     he or she is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated.

160.        A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS

161.        The Board shall have the power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy (whether such vacancy arose as a result of the operation of Article 164 or otherwise) or as an addition to the existing Board or as a successor to a Director who is not re-elected at an annual general meeting and whose successor is not elected at such annual general meeting, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

162.        No person shall be eligible for nomination for election or re-election as a Director at any general meeting unless (i) he or she is recommended by the Board for appointment or, in the case of an existing Director , re-appointment; or (ii) in any other case, the requirements of Articles 84-88 in respect of nominations of Directors are satisfied.

163.        At every annual general meeting of the Company, without prejudice to article 162, all of the Directors who wish to continue as directors of the Company shall  stand for re-election .  A Director who does not stand for such re-election or who fails to be re-elected at such a meeting shall retain office until the close of that meeting (including any adjournment thereof).

164.        The Company may, by Ordinary Resolution, of which notice has been given in accordance with section 146 of the Companies Act, remove any Director before the expiration of his or her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company. The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under this Article.

SECRETARY

165.        The Board shall appoint the Secretary and may appoint one or more persons to be a joint, deputy or Assistant Secretary at such remuneration (if any) and on such terms as the Board sees fit and any Secretary so appointed may be removed by the Board at any time.

166.        The duties of the Secretary shall be those prescribed by the Companies Act, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and the Board of the Company, and committees, and the authentication of records of the Company.

167.        A provision of the Companies Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

168.        The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies Act) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

169.        The Company may have for use in any place or places outside Ireland a duplicate Seal or Seals, each of which shall be a duplicate of the Seal of the Company, except, in the case of a seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

170.        The Company in general meeting may by ordinary resolution declare dividends, but no dividends shall exceed the amount recommended by the Board. Subject to the Companies Act, the Board may, from time to time, pay such interim dividends as appear to it to be justified by the profits of the Company available for distribution. The Board may direct that any dividend declared by the Company in general meeting or by the Board in accordance with these Articles may be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways.  Where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions, fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed, in order to adjust the rights of all the parties, and vest any such specific assets in trustees as may seem expedient to the Board.

171.        Subject to the Companies Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

172.        The Board may, before declaring or recommending any dividends or distributions, set aside such sums as it thinks proper as a reserve or reserves which shall, as directed by the Board, be applicable for any purpose of the Company and pending such application may, as directed by the Board, be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to dividend or distribute.

173.        No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of section 117 of the Companies Act.

174.        Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares, they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

175.        The Directors may deduct from any dividend payable to any Shareholder all sums of money (if any) immediately payable by him or her to the Company in relation to his or her Shares.

176.        Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Shareholder who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

177.        No dividend or distribution shall bear interest against the Company.

178.        All unclaimed dividends or other monies payable by the Company in respect of a Share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. If  the Directors so resolve, subject to applicable law, any dividend which has remained unclaimed for 12 years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

179.        If, in respect of a dividend or other amount payable in respect of a share (i) a cheque, warrant or money order is returned undelivered or left uncashed or (ii) a transfer made by or through a bank transfer system and/or other funds transfer system(s) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he or she notifies the Company of an address or account to be used for such purpose.

CAPITALISATION

180.        Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Board’s authority to issue and allot Shares under Article 7, the Board may:

180.1.     resolve to capitalise an amount standing to the credit of reserves (including a share premium account, undenominated capital account, capital redemption reserve and profit and loss account), whether or not available for distribution;

180.2.     appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, undenominated capital account, the capital redemption reserve and profits that are not available for distribution may, for the purposes of this Article 180, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

180.3.     make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve, including where Shares or debentures become distributable in fractions, the Board may deal with the fractions as it thinks fit;

180.4.     authorise a person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Shareholders; and

180.5.     generally do all acts and things required to give effect to the resolution.

181.        Any such capitalisation will not require approval or ratification by the Shareholders of the Company.

ACCOUNTS

182.        The Board shall, in accordance with Chapter 2 of Part 6 of the Companies Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

182.1.     correctly record and explain the transactions of the Company;

182.2.     will at any time enable the financial position of the Company to be determined with reasonable accuracy;

182.3.     will enable the Board to ensure that any financial statements of the Company comply with the requirements of the Companies Act;

182.4.     will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

182.5.     will enable the financial statements of the Company to be readily and properly audited.

183.        Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Shareholders or persons nominated by any Shareholder. The Company may meet, but shall be under no obligation to meet, any request from any of its Shareholders to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Shareholders.

184.        The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

185.        Accounting records shall not be deemed to be kept as required by Articles 182 to 184 if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

186.        In accordance with the provisions of the Companies Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

187.        A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than 21 clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the Address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

188.        Auditors shall be appointed and their duties regulated in accordance with Part 6, Chapter 18 of the Companies Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

NOTICES

189.        Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

189.1.     A notice or document to be given, served, sent or delivered in pursuance of these Articles, and the annual report of the Company, may be given to, served on or delivered to any Director, Shareholder or committee member by the Company:

(a)           by handing same to their authorised agent;

(b)           by delivering same to their registered address;

(c)           by sending same by the post in a pre-paid cover addressed to their registered address; or

(d)           by sending, with the consent of the Director, Shareholder or committee member to the extent required by law, same by means of electronic mail or other means of electronic communication approved by the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), to the Address of the Director, Shareholder or committee member notified to the Company by the Director, Shareholder or committee member for such purpose (or if not so notified, then to the Address of the Director, Shareholder or committee member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Companies Act.

189.2.     For the purposes of these Articles and the Companies Act, a document, including the Company’s financial statements and the directors’ and auditor’s reports thereon, shall be deemed to have been sent to a Director, Shareholder or committee member if a notice is given, served, sent or delivered to the Director, Shareholder or committee member and the notice specifies the website or hotlink or other electronic link at or through which the Director, Shareholder or committee member may obtain a copy of the relevant document.

189.3.     Where a notice or document is given, served or delivered pursuant to Article 189.1(a) or 189.1(b) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Director, Shareholder or committee member or his or her authorised agent, or left at his or her registered Address (as the case may be).

189.4.     Where a notice or document is given, served or delivered pursuant to Article 189.1(c) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

189.5.     Where a notice or document is given, served or delivered pursuant to Article 189.1(d) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

189.6.     Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Shareholder shall be bound by a notice given as aforesaid if sent to the last registered Address of such Shareholder, or, in the event of notice given or delivered pursuant to Article 189.1(d), if sent to the Address notified by the Company by the Shareholder for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Shareholder.

189.7.     Notwithstanding anything contained in this Article to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

189.8.     Any requirement in these Articles for the consent of a Shareholder in regard to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the Shareholder informing him or her of its intention to use electronic communications for such purposes and the Shareholder has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his/her consent to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. No such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of the United States Securities and Exchange Commission or any Exchange on which the Shares or other securities of the Company are listed.

189.9.     Without prejudice to the provisions of Articles 189.1(a) and 189.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all Shareholders entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

190.        Notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint holders.

191.

191.1.     Every person who becomes entitled to a Share shall, before his or her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he or she derives his or her title.

191.2.     A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Shareholder by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Shareholder, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

192.        The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

193.        A Shareholder present, either in person or by proxy, at any meeting of the Company or the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.

UNTRACED HOLDERS

194.

194.1.     Subject to applicable law, the Company shall be entitled to sell, at the best price reasonably obtainable, any Share or stock of a Shareholder or any Share or stock to which a person is entitled by transmission if and provided that:

(a)           for a period of 12 years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Shareholder or to the person entitled by transmission to the Share or stock at his or her address on the Register or other than the last known address given by the Shareholder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Shareholder or the person entitled by transmission; and

(b)           at the expiration of the said period of 12 years, the Company has given notice by advertisement in a leading newspaper circulating in the area in which the address referred to in Article 194.1(a) is located of its intention to sell such Share or stock; and

(c)           the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Shareholder or person entitled by transmission.

194.2.     To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Shareholder or person entitled by transmission to such Share or stock. The Company shall account to the Shareholder or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Shareholder or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

194.3.     To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Shareholder and any unclaimed cash payments relating to such Share in any manner which it sees fit, including transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

194.4.     The Company may only exercise the powers granted to it in Article 194.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant Shareholder of the Company.

194.5.     Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to Article 194.1 may be executed in accordance with Article 29.1.

DESTRUCTION OF DOCUMENTS

195.        Subject to applicable law, the Company may destroy:

195.1.     any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

195.2.     any instrument of transfer of Shares which has been registered, at any time after the expiry of six years from the date of registration;

195.3.     any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it; and

195.4.     it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)           the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company (by a Shareholder or a court) that the preservation of such document was relevant to a claim;

(b)           nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)           references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

196.        If the Company shall be wound up and the assets available for distribution among the Shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. Additionally, if in a winding up the assets available for distribution among the Shareholders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively; provided that this Article shall not affect the rights of the Shareholders holding Shares issued upon special terms and conditions.

197.        In case of a sale by the liquidator under section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Shareholders, for the allotment to the Shareholders directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Shareholders conferred by the said section.

198.        The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

199.        If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies Act, may divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no Shareholder shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

200.

200.1.     Subject to the provisions of, and so far as may be permitted by, the Companies Act, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, or in his or her capacity as an officer, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

200.2.     As far as permissible under the Companies Act, the Company shall indemnify any current or former Official (excluding any Director or Secretary of the Company in respect only of their role as Director or Secretary of the Company) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Enterprise in respect of which the Official serves or has served as an Official, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such a an Official, provided always that the indemnity contained in this Article 200.2 shall not extend to any matter which would render it void pursuant to the Companies Act.

200.3.     In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Enterprise in respect of which the Official serves or has served as an Official, the Company shall indemnify, to the fullest extent permitted by the Companies Act, each person indicated in Article 200.2 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the relevant Enterprise unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

200.4.     As far as permissible under the Companies Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, Secretary, Official, or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.

200.5.     It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of any Enterprise to indemnify any Official, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Director, Secretary, Official, or (c) of any amendments or replacements of the Companies Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Companies Act shall hereby be incorporated into these Articles. As used in this Article 200.5, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, Secretary, Official and shall inure to the benefit of the heirs, executors, and administrators of such a person.

200.6.     The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Companies Act and such other insurance in respect of Officials as the Directors deem to be appropriate.

200.7.     The Company may additionally indemnify any employee or agent of the Company or any director, executive, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

201.        The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

202.

202.1.     Subject to the provisions of the Companies Act, the Board may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the Board shall in its absolute discretion decide.

202.2.     Subject to the provisions of the Companies Act, the Board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) (a) to subscribe for Shares of the Company and/or (b) to acquire Shares of the Company and/or (c) to acquire Depositary Interests issued by the Depositary (to whom the Company would issue new Shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

202.3.     The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 202.1 and 202.2 above, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

(a)           any process which may result in an acquisition or change of control of the Company is conducted in an orderly manner;

(b)           all Shareholders of the Company will be treated equally and fairly and in a similar manner;

(c)           an optimum price for Shares (or Depositary Interests) would be received by or on behalf of all Shareholders of the Company (or holders of Depositary Interests);

(d)           the Board would have additional time to gather relevant information or pursue appropriate strategies;

(e)           the success of the Company would be promoted for the benefit of its Shareholders as a whole;

(f)            the long-term interests of the Company, its Shareholders and its business would be safeguarded; and/or

(g)           the Company would not suffer serious economic harm.

202.4.     Subject to the provisions of the Companies Act, the Board may determine not to redeem the Rights and accordingly exercise any power of the Company to (a) allot Shares of the Company pursuant to the exercise of the Rights or (b) exchange or cause to be exchanged all or part of the Rights (in each case other than Rights held by any person who is deemed to have control of the Company, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Ordinary Shares in the capital of the Company for or pursuant to the terms of any such plan) for Ordinary Shares and/or Depositary Interests and/or another class or series of Shares (for the purposes of this Article 202, an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot Shares of the Company or effect an Exchange, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any  other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to effect an Exchange or to allot Shares in the Company, would improve the likelihood that:

(a)                                 the use of abusive tactics by any person in connection with any potential acquisition or change of control of the Company would be prevented;

(b)                                 any potential acquisition or change of control of the Company which would be unlikely to treat all Shareholders of the Company equally and fairly and in a similar manner would be prevented;

(c)                                  any potential acquisition or change of control of the Company at a price which would undervalue the Company or its Shares (or Depositary Interests) would be prevented;

(d)                                 any potential acquisition or change of control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its Shareholders as a whole will be prevented;

(e)                                  the long term interests of the Company and/or, its Shareholders and its business would be safeguarded; and/or

(f)                                   the Company would not suffer serious economic harm.

202.5.              For the purposes of this Article 202:

(a)                                 “own” shall have the meaning given in Article 2.1, except that clause (b) thereof shall be replaced with the following:

“(b)                           has (i) the right or obligation to acquire such shares (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);”

(b)                                 A person shall also be deemed to “own” any securities which are beneficially owned, directly or indirectly, by a Counterparty (as defined below) (or any of such Counterparty’s affiliates or associates) under any Derivatives Contract (as defined below) (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s affiliates or associates is a Receiving Party; provided, however, that the number of Ordinary Shares in the capital of the Company that a person is deemed to beneficially own pursuant to this Article 202.5(a) in connection with a particular Derivatives Contract shall not exceed the number of Notional Ordinary Shares (as defined below) with respect to such Derivatives Contract, provided, further, that the number of securities beneficially owned by each Counterparty (including affiliates and associates) under a Derivative Contract shall for the purposes of this Article 202.5(a) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s affiliates or associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s affiliates or associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

(c)                                  A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Ordinary Shares in the capital of the Company specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Ordinary Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate United States federal governmental authority shall not be deemed to be Derivatives Contracts;

(d)                                 a person shall be treated as entitled to acquire anything which he or she is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent; and

(e)                                  there shall be attributed to any person (other than a Depositary) any rights or powers which another person possesses on his or her behalf or may be required to exercise at his or her discretion or on his or her behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person).

INTERESTED SHAREHOLDER TRANSACTIONS

203.

203.1.              The Company shall not engage in any business combination (as defined below), at any point in time at which the Ordinary Shares of the Company are registered under Section 12(b) or 12(g) of the Exchange Act, with any interested Shareholder (as defined below) for a period of three years following the time that such Shareholder became an interested Shareholder, unless:

(a)                                 prior to such time, the Board approved either the business combination or the transaction which resulted in the Shareholder becoming an interested Shareholder, or

(b)                                 upon consummation of the transaction which resulted in the Shareholder becoming an interested Shareholder, the interested Shareholder owned at least 85% of the Voting Shares (as defined below) of the Company outstanding at the time the transaction commenced, excluding for the purposes of determining the Voting Shares outstanding (but not the outstanding Voting Shares owned by the interested Shareholder) those Shares owned by (a) persons who are Directors and also officers or (b) employee share plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)                                  at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or extraordinary meeting of Shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding Voting Shares of the Company which are not owned by the interested Shareholder.

203.2.              The restrictions contained in this Article 203 shall not apply if:

(a)                                 the Company, by action of its Shareholders, adopts an amendment to these Articles expressly deleting or deciding not to be bound by this Article 203 provided that, in addition to any other vote required by law, such amendment to these Articles must be approved by the affirmative vote of the holders of a majority in nominal value of the issued Shares of the Company which carry an entitlement to vote at a general meeting of the Company. An amendment adopted pursuant to this Article shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between the Company and any person who became an interested Shareholder on or prior to such adoption;

(b)                                 a Shareholder becomes an interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient Shares so that the Shareholder ceases to be an interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Company and such Shareholder, have been an interested Shareholder but for the inadvertent acquisition of ownership; or

(c)                                  the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (a) constitutes one of the transactions described in the second sentence of this Article; (b) is with or by a person who either was not an interested Shareholder during the previous three years or who became an interested Shareholder with the approval of the Board; and (c) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming an interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company; (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Shares. The Company shall give not less than 20 calendar days’ notice to all interested Shareholders prior to the consummation of any of the transactions described in (x) or (y) above.

203.3.              For the purposes of this Article 203, references to:

(a)                                 “associate” when used to indicate a relationship with any person, means: (a) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (b) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(b)                                 “business combination” when used in reference to the Company and any interested Shareholder of the Company, means:

(i)                                     any merger, scheme of arrangement or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company (i) with the interested Shareholder, or (ii) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested Shareholder and as a result of such merger or consolidation, Article 203.2 is not applicable to the surviving entity;

(ii)                                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Shareholder of the Company, to or with the interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Shares of the Company;

(iii)                               any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (D) any issuance or transfer of shares by the Company; provided, however, that in no case under items (B)-(D) of this Article 203.3(b)(iii) shall there be an increase in the interested Shareholder’s proportionate share of the shares of any class or series of the Company or of the Voting Shares of the Company (except as a result of immaterial changes due to fractional share adjustments);

(iv)                              any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested Shareholder; or

(v)                                 any receipt by the interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of the Company), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(c)                                  “interested Shareholder” means any person (other than the Company or any direct or indirect majority-owned subsidiary of the Company) that (a) is the owner of 15% or more of the outstanding Voting Shares of the Company, or (b) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding Voting Shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested Shareholder, and the affiliates and associates of such person; provided, that the term “interested Shareholder” shall not include any person whose ownership of Shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Company; provided, that any such person shall be an interested Shareholder if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested Shareholder, the Voting Shares of the Company deemed to be outstanding shall include Shares deemed to be owned by the person through application of the definition of “owner” in Article 2, but shall not include any other unissued Shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(d)                                 “shares” means, with respect to any company, shares in the capital of the company and, with respect to any other entity, any equity interest.

DISPUTE RESOLUTION

204.

204.1.              The courts of Ireland shall have exclusive jurisdiction to determine any dispute (as defined below) related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary or other duty owed by any Director or officer or other employee of the Company to the Company or the Company’s Shareholders, or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the Articles (as either may be amended from time to time).

204.2.              Damages alone may not be an adequate remedy for any breach of this Article 204, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

204.3.              The governing law of the Articles is the substantive law of Ireland.

204.4.              For the purposes of this Article 204:

(a)                                 a “dispute” shall mean any dispute, controversy or claim;

(b)                                 references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(c)                                  “Director” shall be read so as to include each and any director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former director of the Company.

We, the corporate body whose name and address is subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Number of shares
Name, Address and Description	taken by the
of the Subscriber	Subscriber

For and on behalf of
	Goodbody Trustees Limited	One Ordinary Share of
	IFSC, North Wall Quay, Dublin 1	EURUS$0.001 each

Limited Liability Company

Dated

Witness to the above signature:

Name:

Address:

Occupation: